UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2014

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

8911 Balboa Ave., Suite B, San Diego, California 92123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 309-1700

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Appointment of New Director

On November 4, 2014, Sally Thornton informed Mitek Systems, Inc. (the “Company”) of her decision to resign from the Board of Directors of the Company (the “Board”), effective as of such date. Mrs. Thornton’s resignation, which marks her retirement from the Board after 28 years of distinguished service, did not involve any disagreement with the other Board members or with management.

Effective November 4, 2014, James Hale was appointed to the Board to fill the vacancy created by Mrs. Thornton’s resignation. Concurrently with his appointment to the Board, Mr. Hale was also appointed to the Audit Committee of the Board (the “Audit Committee”). Mr. Hale served as a member of the Company’s Advisory Board since 2012. He co-founded FTV Capital and has significant experience in advising high-growth technology companies. In connection with his appointment to the Board, Mr. Hale was granted an option to purchase 40,000 shares of Company common stock which vest on the one year anniversary of the date of grant. As a non-employee director, Mr. Hale will be entitled to receive the Company’s standard fees for his service as a member of the Board.

Effective as of Mr. Hale’s appointment to the Audit Committee, Gerald Farmer, a current member of the Board, was removed from the Audit Committee. Mr. Farmer will continue to serve as Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Compensation Committee of the Board.

The Company intends to enter into its standard form of indemnification agreement with Mr. Hale, a copy of which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 1, 2011 and is incorporated herein by reference.

Adoption of Bonus Program

On November 4, 2014, the Board, based upon the recommendation of the Compensation Committee of the Board, approved the Company’s executive bonus program for the fiscal year ending September 30, 2015 (the “2015 Plan”). Pursuant to the terms of the 2015 Plan, certain of the Company’s executives will be eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2015 fiscal year. These bonuses are designed to attract, motivate, retain and reward the Company’s executives.

Under the 2015 Plan, the Chief Executive Officer (“CEO”) of the Company has a bonus target equal to 80% of his annualized salary and the Chief Financial Officer (“CFO”) of the Company has a bonus target equal to 50% of his annualized salary. Up to 75% of the bonus target for both the CEO and CFO is based upon achievement of two financial metrics (revenue and non-GAAP net income) and the remaining 25% of the bonus target is based upon achievement of certain individual performance goals. The maximum bonus payable to the Company’s CEO and CFO is 150% of their respective bonus targets.

The foregoing description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2014, the Board adopted the Second Amended and Restated Bylaws of the Company (the “New Bylaws”), effective as of such date. The New Bylaws are intended primarily to update the Company’s prior bylaws (the “Prior Bylaws”) to reflect statutory and case law developments since the Prior Bylaws were adopted and to include provisions commonly found in the bylaws of public Delaware corporations similar to the Company. The New Bylaws also reflect certain non-substantive changes that were made to improve style and readability. Set forth below is a summary of the material amendments contained in the New Bylaws.

Notice of Stockholders’ Meeting

Article II, Section 3 of the New Bylaws provides that stockholders shall be given notice of a stockholders’ meeting not less than 10 days and not more than 60 days prior to the date of the meeting, which is consistent with current Delaware law. The Prior Bylaws provided that stockholders would be given notice of a stockholders’ meeting not less than 10 nor more than 30 days prior to the date of the meeting.

Advance Notice Provisions

Article II, Sections 5 through 7 of the New Bylaws (the “Advance Notice Provisions”) describe the manner in which a stockholder of the Company may properly bring business before, or nominate any person for election to the Board at, an annual or special meeting of stockholders. The Advance Notice Provisions set forth the various eligibility requirements that must be met by (a) any stockholder who wishes to bring such business before an annual or special meeting of stockholders and (b) any nominee for election to the Board. The Advance Notice Provisions also describe the substantive and procedural requirements that a stockholder must comply with in order to properly bring business, including nomination of any person for election to the Board, before an annual or special meeting.

Among other requirements, the Advance Notice Bylaws provide that (a) a stockholder must provide to the secretary of the Company timely notice (generally 90-120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the New Bylaws, (b) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the New Bylaws, (c) any nominee for election to the Board must provide both an executed questionnaire regarding his or her background, qualifications, stock ownership and independence, and an executed representation agreement regarding voting commitments, indemnification or similar arrangements and compliance with Company policies applicable to members of the Board, and (d) in order to call a special meeting of stockholders, the Secretary of the Company must receive one or more written demands to call a special meeting, in accordance with the substantive requirements set forth in the New Bylaws, from stockholders holding not less than an aggregate of 25% of the Company’s outstanding shares, which percentage was increased from the 10% aggregate share ownership required by the Prior Bylaws.

The Prior Bylaws did not contain advance notice procedures for the Company’s stockholders to bring business before, or nominate persons for election to the Board at, annual or special meetings of stockholders.

Stockholder Action by Written Consent

Article II, Section 10 of the New Bylaws updates and clarifies the procedural and substantive requirements applicable to stockholder actions by written consent. Among other requirements, the New Bylaws provide that a stockholder of record seeking to have the Company’s stockholders take action by written consent must submit a written request that the Board fix a record date for determining the stockholders entitled to act by written consent, which request must conform to the substantive requirements set forth in the New Bylaws.

Number of Directors

Article III, Section 2 of the New Bylaws gives the Board the exclusive authority to fix by resolution the number of directors of the Company, within the limits specified in the New Bylaws, which limits remain unchanged from the Prior Bylaws. The Prior Bylaws provided that the number of directors could be fixed by resolution of the Board or by the Company’s stockholders at an annual meeting of stockholders.

Exclusive Forum

Article IX of the New Bylaws designates the state or federal courts located within the state of Delaware, subject to such courts having personal jurisdiction over the parties named as defendants, as the exclusive forum for stockholder derivative actions or actions asserting (i) claims of breach of fiduciary duty, (ii) claims under Delaware law or (iii) claims governed by the internal affairs doctrine. The Prior Bylaws did not contain a forum selection provision.

The foregoing description of the New Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the New Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On November 5, 2014, the Company issued a press release announcing the recent appointment of Mr. Hale to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of Mitek Systems, Inc.

10.1	Executive Bonus Program Fiscal Year 2015

99.1	Press Release issued on November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitek Systems, Inc.

By:	/s/ James B. DeBello
James B. DeBello
President and Chief Executive Officer

Date: November 10, 2014